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                   [MARINE DRILLING COMPANIES LETTERHEAD]




                                                                    EXHIBIT 10.8


F A X

DATE:        October 23, 1996

TO:          Personnel & Compensation Committee --
                David A. B. Brown
                Howard I. Bull

FROM:        William H. Flores

Re:          Vincent G. ("Buddy") Bounds


Jan has asked me to advise you of our hiring of Buddy Bounds as a member of our Deepwater Projects Team. Buddy will join us on 28 October 1996 as Director--Deepwater Projects. We are extremely happy to have been able to hire him in light of the Company's future activities. Prior to his employment with the Company, Buddy held various Operations positions with Zapata Offshore/Arethusa/Diamond Offshore as detailed in the attached press release draft.

The terms of his employment are as follows:

     o   Salary --                         $135,000/year

     o   Bonus Eligibility --              Pursuant to MDCO Incentive Policy
                                           for Job Family 1 employees, i.e. up
                                           to 50% of base salary payable
                                           quarterly subject to Company
                                           performance and individual job
                                           ratings

     o   Severance --                      One year base salary in the event of
                                           a change in control and loss of
                                           employment within one year
                                           thereafter

     o   Vacation --                       Pursuant to Company policy -- 2
                                           weeks initially

     o   Stock Options --                  Grant dated 23 October 1996 for
                                           125,000 shares vesting over a
                                           three-year period provided the
                                           Company Executes a deepwater
                                           drilling contract with Shell (the
                                           Spar project)

     o   Other Benefits --                 Buddy will be eligible to enroll in
                                           the Welfare and Retirement Plans
                                           available generally to Job Family 1
                                           employees.

Thank you for your review of these arrangements. Please let me know if you have questions or comments.


WHF/ljw
C:   B. Barbanell
     J. Rask